Exhibit 10.4

AMENDMENT TO

EMPLOYMENT AGREEMENT

AMENDMENT dated as of November 12, 2020 (“Amendment”), to the EMPLOYMENT AGREEMENT dated as of May 22, 2019 (the “Employment Agreement”), by and between Emerald Expositions, LLC, a Delaware limited liability company now known as Emerald X, LLC (the “Company”), and Brian Field (the “Executive”).

WHEREAS, pursuant to Section 1.2 of the Employment Agreement, the Executive was originally appointed as the Chief Operating Officer of the Company;

WHEREAS, on December 4, 2019, the Executive was appointed by the Company’s Board of Directors as Interim President and Chief Executive Officer of the Company, on an interim basis;

WHEREAS, in connection with the pending appointment of a new President and Chief Executive Officer of the Company (the “New CEO”), the Executive and the Company have agreed that the Executive will transition back to his original position of Chief Operating Officer of the Company;

WHEREAS, the parties hereto desire to amend the Employment Agreement to provide for the amended terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Employment Agreement.

2.         The first sentence of Section 1.2 of the Employment Agreement is hereby amended and restated as follows:

“Commencing on the “start date” of the New CEO on or about January 5, 2021, and continuing during the Employment Period, the Executive shall serve as the Company’s Chief Operating Officer and in such other positions as an officer or director of the Company and such Affiliates (as defined in Section 8.12 below) of the Company as the Executive and the board of directors of Parent (the “Board”) shall mutually agree from time to time, and shall report directly to the Company’s Chief Executive Officer.”

3.         Section 2.1 of the Employment Agreement is hereby amended by revising the reference to “Base Salary” to equal an annual rate of $480,000.

 4.The second sentence of Section 2.2 of the Employment Agreement is hereby and restated as follows:

“The Executive’s target Annual Bonus opportunity for each calendar year that ends during the Employment Period shall be $600,000 (the “Target Annual Bonus Opportunity”).”

Exhibit 10.4

5.           As used herein and in the Employment Agreement, the term “Agreement” shall mean the Employment Agreement, as from time to time amended (including, without limitation, this Amendment).  Except as set forth above, the Employment Agreement, as amended herein, shall remain in full force and effect without further modification.  This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement, on the day and year first above written.

Emerald X, LLC

By:
Name: Mitchell Gendel
Title: General Counsel

Brian Field